Exhibit 7.1

COMPUTATION OF EARNINGS TO FIXED CHARGES

Consolidated Ratio of Earnings to Fixed Charges Calculated under IFRS

	For the Year Ended December 31,

	2005	2004

	(in millions of € except ratios)
Excluding Interest on Deposits(1)
Operating Profit before Taxes	5,684	3,263
Add: Fixed Charges	7,261	4,284
Earnings before Taxes and Fixed Charges	12,945	7,547

Fixed Charges	7,261	4,284

Ratio of Earnings to Fixed Charges	1.78	1.76

Including Interest on Deposits(1)
Fixed Charges as above	7,261	4,284
Add: Interest on deposits	15,654	10,571
Total Fixed Charges and Interest on deposits	22,915	14,855

Earnings before Taxes and Fixed Charges	12,945	7,547
Add: Interest on deposits	15,654	10,571
Earnings before Taxes and Fixed Charges and Interest on deposits	28,599	18,118

Ratio of Earnings to Fixed Charges	1.25	1.22

(1)	Deposits include Banks and Total customer accounts.

Consolidated Ratio of Earnings to Fixed Charges Calculated under U.S. GAAP

	For the Year Ended December 31,

	2005	2004

	(in millions of € except ratios)
Excluding Interest on Deposits(1)
Operating Profit before Taxes(2)	3,533	1,975
Add: Fixed Charges	7,261	4,284

Earnings before Taxes and Fixed Charges	10,794	6,259

Fixed Charges	7,261	4,284

Ratio of Earnings to Fixed Charges	1.49	1.46

Including Interest on deposits(1)
Fixed Charges (as above)	7,261	4,284
Add: Interest on deposits	15,654	10,571

Total Fixed Charges and Interest on deposits	22,915	14,855

Earnings before Taxes and Fixed Charges	10,794	6,259
Add: Interest on deposits	15,564	10,571

Earnings before Taxes and Fixed Charges and Interest on deposits	26,448	16,830

Ratio of Earnings to Fixed Charges	1.15	1.13

(1)	Deposits include Banks and Total customer accounts.
(2)	Operating profit before taxes for 2001 includes extraordinary items.

     Consolidated ratio of earnings to fixed charges calculated under U.S. GAAP for 2003 is based on the Dutch GAAP balance sheet and income statement and is not comparable to the US GAAP data for 2005 and 2004, which are based on the IFRS balance sheet and income statement.

For the Year Ended December 31,

2003

(in millions of € except ratios)
Excluding Interest on Deposits(1)
Operating Profit before Taxes(2)	4,967
Add: Fixed Charges	2,989

Earnings before Taxes and Fixed Charges	7,956

Fixed Charges	2,989

Ratio of Earnings to Fixed Charges	2.66

Including Interest on deposits(1)
Fixed Charges (as above)	2,989
Add: Interest on deposits	10,817

Total Fixed Charges and Interest on deposits	13,806

Earnings before Taxes and Fixed Charges	7,956
Add: Interest on deposits	10,817

Earnings before Taxes and Fixed Charges and Interest on deposits	18,773

Ratio of Earnings to Fixed Charges	1.36

(1)	Deposits include Banks and Total customer accounts.
(2)	Operating profit before taxes for 2001 and 2000 includes extraordinary items.